Exhibit 99.02


    Sento and USDTV Partner to Provide World Class Customer Service Solutions

AMERICAN FORK, Utah, March 31, 2004 -- Sento Corporation (Nasdaq: SNTO - news), a leading provider of integrated, multi-channel customer support, today announced it has been providing U.S. Digital Television, Inc. (USDTV), a leading "over-the-air" television service provider, with sales, customer service and technical support representatives responsible for handling USDTV's customers.

Under the terms of agreement, Sento agents handle incoming phone calls from prospective and current USDTV customers. These incoming calls range from pre-sales general information questions all the way to ensuring proper connectivity and signal strength from the antenna. In addition, Sento agents provide customer service to all USDTV Internet subscribers.

Sento's CEO, Patrick O'Neal stated, "We have been, and are, delighted to be partnering with USDTV during this exciting time in its growth. Their model for delivering digital and high-definition signals over-the-air into homes with analog or HDTV sets is unique and we believe the price and service are of tremendous value."

USDTV has been providing services to the Salt Lake City market since December of 2003. At a press conference in New York City on March 16, 2004, USDTV was officially unveiled nationwide and announced its service will be live in Albuquerque, New Mexico and Las Vegas, Nevada in the next 30 days with plans to be in 30 markets nationwide by year's end.

"Finding the right customer support and contact center partner was key in preparing for the launch of our innovative service," said Steve Lindsley, Chairman and Chief Executive Officer of USDTV. "Sento has consistently provided a flexible infrastructure that effectively meets our growth and customer needs."

USDTV offers a low-cost alternative to cable and satellite through its subscription television service. In partnership with local broadcast entities, USDTV service provides customers with local, national and popular cable channels "over-the-air" in digital quality-picture and theater-quality sound in digital and high-definition formats.

The set-top box enabling customers to enjoy USDTV service can be purchased for $99 with a $19.95 per month subscription fee where USDTV service is available. Prior to service availability in a given area, the set-top boxes, sold under the USDIGITAL(TM) brand, can be used as an HD Tuner to receive high-definition television programming. A single call to the company will activate service. The USDIGITAL(TM) HDTV receiver will be sold in Wal-Mart stores nationwide.

About Sento Corporation: Sento Corporation (www.sento.com.) provides the latest in Web-enabled CRM (Customer Relationship Management) solutions for a diversified portfolio of organizations. These services include self-help, live chat via Text TalkSM, Web collaboration, email, and telephone. Utilizing a tested and proven technology set, Sento provides enhanced customer experience at a significant cost reduction when compared to traditional models. Sento deploys a distributed workforce strategy and customer-centric applications to provide the best in customer care and support.

About USDTV: U.S. Digital Television, Inc. is introducing the first "over-the-air" terrestrial digital subscription TV service in the United States using the new digital broadcast channels of local television stations. USDTV provides subscribers with cable channels and local broadcast channels in digital-quality picture and theater-quality sound, including HDTV, at unmatched prices. The company is headquartered in Salt Lake City, Utah. Visit www.usdtv.com for more information.

FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from the Company's current expectations are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.


Contact:
PR contacts:
Cheryl Snapp or David Hill
Snapp Norris Group
801.226.3223
david.hill@sng.com
cheryl.snapp@sng.com

David Olsen
Coltrin & Associates for USDTV
212-221-1616
David_Olsen@coltrin.com

Or
For brokers and financial industry members:
Shareholder Relations
Laurie S. Roop, 435-652-3884
laurie@shareholder-relations.net
Or
John Lefebvre
303-457-2852
john@shareholder-relations.net